Exhibit 5


                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


                                  July 23, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                           Re:      The Hain Celestial Group, Inc.
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to The Hain Celestial Group, Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") in connection with the sale by the selling stockholder listed therein (the "Selling Stockholder") of up to 61,500 shares of common stock of the Company, par value $.01 per share (the "Shares").

     In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act, we advise you that in our opinion, the Shares are legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the use of our firm's name under the caption "Legal Matters" and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                       Very truly yours,

                                       /s/ Cahill Gordon & Reindel